UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Investment Grade Municipal Income Fund Inc.

(Name of Registrant as Specified In Its Charter)

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Investment Grade Municipal Income Fund Inc.
(New York Stock Exchange Trading Symbol: PPM)

1285 Avenue of the Americas
New York, New York 10019-6028

December [31], 2009

Dear Valued Shareholder:

Important information regarding a special stockholders meeting of Investment Grade Municipal Income Fund Inc. is enclosed. We encourage you to review it carefully.

On December 1, 2009, the Board of Directors announced that it has determined to hold a special stockholders meeting in lieu of the previously announced 2010 annual stockholders meeting. At the special meeting, stockholders (herein referred to as “shareholders”) will be asked to consider and vote solely upon a proposal to liquidate and dissolve the Fund. While this proposal is discussed in much greater detail in the enclosed Proxy Statement, which we urge you to review carefully, we have prepared answers to what we anticipate may be some of your questions on the next few pages.

For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR the proposal to liquidate and dissolve the Fund. Please use the enclosed proxy card to authorize the named proxies to cast your votes TODAY by signing, dating and returning your proxy card in the enclosed postage-paid envelope. You may also have the ability to submit a proxy by telephone or Internet; please consult the enclosed proxy card or voting instruction form for further guidance.

On behalf of the Board of Directors, I thank you for your continued support.

Sincerely,

Richard Q. Armstrong

Independent Chairman of the Board

Some Questions and Answers Regarding the Proposed Liquidation and Dissolution

By its very nature, the following “Questions and Answers” section is a summary and is not intended to be as detailed as the discussion found later in the materials. For that reason, the information below is qualified in its entirety by reference to the enclosed Proxy Statement and the Plan of Liquidation, which is appended thereto as Exhibit A.

What factors did the Board consider in determining to recommend the Liquidation Proposal?

The Board of Directors (the “Board”), after careful deliberation and a thorough review of the available alternatives and circumstances, determined that a proposal to liquidate and dissolve the Fund (the “Liquidation Proposal”) would be in the best interests of the Fund, and unanimously adopted and approved a Plan of Liquidation subject to the approval of the Fund’s shareholders at a special meeting of shareholders (the “Special Meeting”). The Board weighed a variety of factors, including (in no particular order):

•	anticipated benefits to all shareholders that would result from liquidation;

•	the Fund’s relative performance and trading discount;

•	the Fund’s history with shareholder initiatives;

•	the recommendation of the Fund’s investment advisor and its management team;

•	possible long-term investor sentiment;

•	increased expenses resulting from successive proxy contests;

•	vulnerability to confrontations with large shareholders;

•	possible alternatives to liquidation; and

•	the indications received from Western Investment LLC (“Western”) and Karpus Investment Management (“Karpus”) that they would each be willing to support the liquidation proposal.

The Board concluded that, notwithstanding the Fund’s strong performance relative to its peers and recent narrowing of its discount, liquidation and dissolution would be in the best interests of the Fund. In particular, the Board considered that liquidation and dissolution would be beneficial to all shareholders; the Fund has been the recipient of successive proposals from large shareholders and that successive dealings with large shareholders could have the cumulative effect of diverting resources away from Fund operations and hampering management’s efforts to improve the value of an investment in the Fund; and responding to shareholder proposals would likely continue to increase the expenses of the Fund, to the detriment of its shareholders. The Board also considered whether there were other alternatives available that might allow the Fund to continue to operate successfully and profitably for all shareholders. However, on balance, the Board—consistent with the recommendation of Fund management—determined that liquidation and dissolution would be the best option.

The Board recognizes that liquidation and dissolution is an extraordinary action, and it does not make this proposal lightly. The Board acknowledges that it has taken a stance against liquidation in the past. However, given the totality of the circumstances outlined above, the Board believes that liquidation and dissolution is the best alternative. In recommending liquidation and dissolution, the Board is also mindful of the knowledge and experience of UBS Global AM, which it believes is well positioned to enable shareholders to realize the best value for their shares in an orderly liquidation.

Why is the board asking shareholders to consider the Liquidation Proposal at the Special Meeting, rather than at an annual meeting?

As described in greater detail in the Proxy Statement, on December 1, 2009, the Fund announced that the Board had determined to hold the Special Meeting solely for the purpose of considering the Liquidation Proposal, in lieu of the previously announced annual meeting (the “2010 Annual Meeting”).

The Board believes that it would be in the best interests of the Fund and all of its shareholders to hold the Special Meeting solely to consider the Liquidation Proposal in an effort to prevent a possibly lengthy and costly confrontation with Western and/or Karpus, each of which had submitted its own proposal to be considered at the 2010 Annual Meeting. Proceeding in this manner should help avoid a contested meeting, which could result in an expensive “proxy battle.” A contested meeting would make it more difficult and expensive for the Fund and its proxy solicitor to solicit votes on the Liquidation Proposal, which already was on the agenda for the 2010 Annual Meeting. The Fund’s 2009 Annual Meeting was contested. In addition, the Board considered that because of the importance of the Liquidation Proposal, and in order to avoid distraction by other proposals, holding the Special Meeting solely for the purpose of considering this proposal was desirable.

Western and Karpus have informed the Fund that each supports Liquidation Proposal. Based on public filings made by Karpus on July 22, 2009 and by Western on September 14, 2009, Western and Karpus collectively own approximately 18.77% of the Fund’s outstanding common stock.

The Board determined to cancel the previously scheduled 2010 Annual Meeting, and schedule the Special Meeting, after Western and Karpus each indicated support for the Liquidation Proposal and a desire to proceed to a special meeting solely for the purpose of considering the Liquidation Proposal.

The Fund had previously scheduled its 2010 Annual Meeting for the purpose of considering: (1) the election of directors; (2) a proposal to liquidate and dissolve the Fund; (3) a proposal from Karpus that the Fund conduct a tender offer for all of its outstanding shares; and (4) a proposal from Western recommending that the Fund’s Board be prohibited from retaining UBS Global AM and certain other entities as investment manager for the Fund. The Fund also had received notice of Western’s intent to nominate its own slate of individuals for election to the Fund’s Board at the 2010 Annual Meeting. If the Liquidation Proposal is approved at the Special Meeting, the Fund would not hold the 2010 Annual Meeting.

If the Liquidation Proposal is approved at the Special Meeting, what will happen next?

If the Liquidation Proposal is approved by shareholders, the Fund does not intend to hold an annual meeting later in 2010, but instead management will proceed to liquidate and dissolve the Fund. The Plan of Liquidation would become effective as of the date of its approval by shareholders. As soon as reasonably practicable thereafter, the Board would determine a “cessation date” after which the Fund would cease its business as an investment company and would not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, liquidating portfolio securities, discharging or making reasonable provision for the payments of all liabilities and distributing its remaining assets to shareholders.

What if the Liquidation Proposal is not approved at the Special Meeting?

If the Liquidation Proposal is not approved by shareholders, the Fund will call an annual meeting for 2010, and Western and Karpus have each informed the Fund that they intend to have each of their shareholder proposals considered at that time. Western also informed the Fund that it intends to nominate its own slate of individuals for election to the Fund’s Board.

Who is eligible to vote on the Liquidation Proposal?

Holders of both common stock and auction preferred shares (“APS”) of record as of the close of business on December 29, 2009 are entitled to vote at the meeting.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the Liquidation Proposal.

What vote is required to approve the Liquidation Proposal?

The approval of the Liquidation Proposal requires the affirmative vote of a majority of the votes entitled to be cast (with holders of common stock and APS voting together as a single class) on the proposal.

How would liquidation and dissolution affect the Fund and my investment?

If the Liquidation Proposal is approved by the Fund’s shareholders, the Fund’s assets will be sold and, after paying or setting aside reserves for the payment of liabilities, the proceeds will be distributed to the Fund’s shareholders and the Fund will be dissolved pursuant to the Plan of Liquidation. Holders of APS will receive the APS’ liquidation preference of $50,000 per APS with certain dividends, as further discussed below. Shareholders should carefully read and consider the discussion of this proposal and the Plan of Liquidation in the Proxy Statement.

How would liquidation and dissolution impact the Fund’s APS holders?

Holders of the Fund’s APS would be entitled to receive the APS’ full liquidation preference of $50,000 per share plus the accumulated but unpaid dividends on the APS. This would provide APS holders with liquidity for their shares, which the Board believes would be attractive in light of the continuing “failures” of APS auctions that have resulted in a severe diminishment of liquidity for APS holders.

Where do I find further information about the Liquidation Proposal?

Further information about the Liquidation Proposal, including the tax implications of the proposed liquidation and dissolution, is available in the attached Proxy Statement.

Investment Grade Municipal Income Fund Inc.
Notice of special meeting of shareholders
February 23, 2010

To the shareholders:

A special meeting of stockholders (herein referred to as “shareholders”) of Investment Grade Municipal Income Fund Inc., a Maryland corporation (the “Fund”), will be held on February 23, 2010, at 10:00 a.m., Eastern time, on the [14th Floor of the UBS Building located at 1285 Avenue of the Americas, New York, New York] for the following purpose:

Matter to be voted upon by all shareholders:

To consider and vote upon a proposal that the Fund be liquidated and dissolved pursuant to a Plan of Liquidation.

You are entitled to vote at the meeting and any adjournment or postponement thereof if you owned Fund shares at the close of business on December 29, 2009. If you attend the meeting, you may cast your votes in person. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. You may also have the ability to submit a proxy by telephone or Internet; please consult the enclosed proxy card or voting instruction for further guidance.

Whether or not you plan to attend the meeting, and regardless of the number of shares you own, we urge you to authorize the named proxies to cast your votes FOR the Proposal by promptly completing, signing, dating and returning the enclosed proxy card or, if applicable, following the instructions on the proxy card or voting instruction form to submit a proxy by Internet or telephone. Your prompt return of the enclosed proxy card will save the Fund the necessity and expense of further solicitations to ensure a quorum at the Special Meeting.

By order of the board of directors,

Mark F. Kemper
Vice President and Secretary

December [31], 2009
1285 Avenue of the Americas
New York, New York 10019-6028

Your vote is important no matter how many shares you own

Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted “FOR” the proposed liquidation and dissolution of the Fund, and, in the proxies’ discretion, either “FOR” or “AGAINST” any other business that may properly arise at the Special Meeting. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your proxy card promptly. (You may also have the ability to submit a proxy by telephone or Internet; please consult the enclosed proxy card or voting instruction form for further guidance.)

Instructions for signing proxy cards

The following general guidelines for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your proxy card properly.

1.	Individual accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.	All other accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration		Valid signature

Corporate accounts
(1)	ABC Corp.	ABC Corp.
John Doe, treasurer
(2)	ABC Corp.	John Doe, treasurer
(3)	ABC Corp. c/o John Doe, treasurer	John Doe
(4)	ABC Corp. profit sharing plan	John Doe, trustee

Partnership accounts
(1)	The XYZ partnership	Jane B. Smith, partner
(2)	Smith and Jones, limited partnership	Jane B. Smith, general partner

Trust accounts
(1)	ABC trust account	Jane B. Doe, trustee
(2)	Jane B. Doe, trustee u/t/d 12/18/78	Jane B. Doe

Custodial or estate accounts
(1)	John B. Smith, Cust. f/b/o
	John B. Smith, Jr. UGMA/UTMA	John B. Smith
(2)	Estate of John B. Smith	John B. Smith, Jr., executor

Table of Contents

Introduction	1

The Proposal: Liquidation and dissolution of the Fund	3
Rationale for the proposed liquidation and dissolution	3
Consideration of the proposed liquidation and dissolution at the Special Meeting	4
Mechanics of the proposed liquidation and dissolution	4

Other information	6
Beneficial ownership of shares	6
Shareholder proposals	7
Currency of information	8
Solicitation of proxies	8
Important notice regarding the availability of proxy materials for the special meeting of shareholders to be held on February 23, 2010	8
Other business	8

Exhibit A—Form of Plan of Liquidation	A-1

Investment Grade Municipal Income Fund Inc.

1285 Avenue of the Americas
New York, New York 10019-6028

Introduction

Special meeting of shareholders to be held on February 23, 2010
This proxy statement is furnished to the stockholders (herein referred to as “shareholders”) of Investment Grade Municipal Income Fund Inc., a Maryland corporation (the “Fund”), in connection with the solicitation by the board of directors (the “Board”) of proxies to be exercised at a special meeting of shareholders of the Fund (the “Special Meeting”) to be held on February 23, 2010, at 10:00 a.m., Eastern time, on the [14th Floor of the UBS Building located at 1285 Avenue of the Americas, New York, New York], or any adjournment or postponement thereof. This proxy statement and the related proxy card will first be mailed to shareholders on or about January [5], 2009.

Quorum.  The presence of shareholders entitled to cast a majority of the votes entitled to be cast, in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Shareholders of record at the close of business on December 29, 2009 are entitled to notice of, and to vote at, the Special Meeting. In the event that a quorum is not present at the Special Meeting or in the event that a quorum is present but sufficient votes to approve the proposal are not received, the chairman of the meeting or, if a proposal to adjourn is submitted to a vote of shareholders, the holders of a majority of the shares present in person or by proxy (or by a majority of votes cast on the adjournment if a quorum is present) will have the power to adjourn the meeting from time to time, without notice other than announcement at the Special Meeting, until the requisite number of shares entitled to vote at the Special Meeting is present.

Required vote for adoption of proposal.  The proposal, to consider and vote upon the liquidation and dissolution of the Fund (the “Liquidation Proposal”), requires the affirmative vote of a majority of the votes entitled to be cast at the meeting (with holders of common stock and auction preferred shares (“APS”) voting together as a single class) on the proposal, provided a quorum is present.

Each full share of the Fund’s common stock or APS is entitled to one vote, and each fractional share of the Fund’s common stock or APS is entitled to a proportionate share of one vote.

A broker non-vote occurs when the broker returns a properly executed proxy for shares held by the broker for a customer but does not vote on a matter because the broker does not have discretionary voting authority and has not received instructions from the beneficial owner. Abstentions and broker non-votes, if any, will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any proposal. Abstentions and broker non-votes will have the effect of a vote against the Liquidation Proposal.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you give no voting instructions, your shares will be voted FOR the Liquidation Proposal, and, in the proxies’ discretion, either FOR or AGAINST any other business that may properly be presented at the Special Meeting.

You may revoke any proxy by giving another proxy or by submitting a written notice of revocation to the Fund’s Secretary, care of UBS Global Asset Management (Americas) Inc., at UBS Tower, One North Wacker Drive, Chicago, IL 60606. To be effective, your revocation must be received by the Fund prior to the Special Meeting and must indicate your name and account number. In addition, if you attend the Special Meeting in person you may, if you wish, vote in person at the meeting, thereby cancelling any proxy previously given.

As of the close of business on the record date, December 29, 2009, the Fund had outstanding [10,356,667] shares of common stock and [1,600] shares of the APS, comprised of [582] Series A shares, [582] Series B shares and [436] Series C shares.

The Fund has made arrangements for assistance with the solicitation of proxies, as described in the section below entitled, “Solicitation of Proxies.”

The Fund’s annual report containing financial statements for the fiscal year ended September 30, 2009 has previously been mailed to shareholders. Shareholders may request additional copies of the Fund’s annual report, without charge, by writing the Fund c/o Georgeson Inc., Wall Street Station, PO Box 1100, New York, NY 10269-0646 or by calling toll-free 1-877-278-9670.

The Proposal: Liquidation and dissolution of the Fund

Rationale for the proposed liquidation and dissolution
After careful deliberation and a thorough review of the available alternatives, including a significant tender offer, and consistent with the recommendation of management, the Board determined that the Liquidation Proposal would be in the best interests of the Fund, and adopted and approved a Plan of Liquidation (the “Plan”) subject to the approval of the Fund’s shareholders at the Special Meeting. The Board recognizes that the Fund has delivered significant value to shareholders since its inception, and has recently enjoyed relatively strong performance and a narrowing discount. However, other facts and circumstances have led the Board and UBS Global AM to believe that, on balance, liquidation and dissolution would be in the best interests of the Fund.

In determining to recommend to shareholders the liquidation and dissolution of the Fund, the Board considered a variety of factors, including (in no particular order):

•
Liquidation and dissolution would benefit all Fund shareholders.  The Board has concluded that the liquidation and dissolution of the Fund would be the best option for all of the Fund’s shareholders. APS holders would receive their liquidation preference and then common shareholders would receive net asset value (“NAV”) for their investment in the Fund through a “liquidating distribution.” Liquidation would allow portfolio securities to be sold, the Fund’s leverage to be unwound and the proceeds distributed to common shareholders in an orderly and equitable manner. The Board and UBS Global AM believe that an orderly liquidation of the Fund’s portfolio holdings is very important for all shareholders and will help maximize shareholder value.

•
The Fund’s history with shareholder initiatives.  The current Board believes that successive proxy contests could have the cumulative effect of diverting resources away from Fund operations and hampering management’s efforts to implement new initiatives and to improve the value of an investment in the Fund.

•
Investor sentiment.  Current public filings show significant holdings of Fund common shares by large shareholders, including Western Investment LLC (“Western”) and Karpus Investment Management (“Karpus”), suggesting that a significant portion of the Fund’s common shares are held by shareholders who now have an agenda that is different from Fund management’s long-term, risk-aware approach to the stewardship of the Fund’s assets. The Board and UBS Global AM believe that the Fund’s shareholder base may not wish to see the Fund continue to operate under these circumstances and may prefer that the Fund be liquidated.

•
Increase in Fund expenses and expense ratio from successive proxy contests.  The Fund’s expenses and its expense ratio have increased over the last several years, due in part to the need to respond to shareholder initiatives and engage in costly proxy solicitations year after year. Although successful in part, the solicitation for the Fund’s 2009 Annual Meeting was costly for the Fund and, given the large positions held by certain shareholders in the Fund, proxy battles and high solicitation expenses are likely for the foreseeable future, to the detriment of the Fund and its long-term investors.

•
Vulnerability to confrontations with large shareholders.  The Fund’s organizing documents, including its charter and Bylaws, largely date from the Fund’s inception in 1992, and they lack certain protections now common among closed-end funds, the absence of which may make repeated confrontations with large shareholders more likely.

3

The Board is aware that UBS AG, for the benefit of and on behalf of, UBS Securities LLC and UBS Financial Services Inc. (“UBS Brokers”), affiliates of the Fund’s investment advisor, owned APS as a result of a settlement reached between the UBS Brokers and the SEC with respect to certain auction rate securities (including APS) sold by the UBS Brokers and/or held by customers in accounts with the UBS Brokers. Management assured the Board that it gave no weight to UBS AG’s ownership of APS in recommending the proposed liquidation and dissolution to the Board. This fact was recognized by the Board when it reached its determination that the proposed liquidation and dissolution would be in the best interests of the Fund, and, in light of management’s assurance, it was determined that such ownership did not present a material conflict of interest for the Fund’s investment advisor in recommending the proposed liquidation and dissolution to the Board. (Further information regarding the ownership positions of the UBS Brokers based on a review of public filings is available below.)

Consideration of the proposed liquidation and dissolution at the Special Meeting
On December 1, 2009, the Fund announced that the Board had determined to hold the Special Meeting solely for the purpose of considering the Liquidation Proposal, in lieu of the previously announced annual meeting (“2010 Annual Meeting”).

The Board believes that it would be in the best interests of the Fund and all of its shareholders to hold the Special Meeting solely to consider the Liquidation Proposal in an effort to prevent a possibly lengthy and costly confrontation with Western and/or Karpus, each of which had submitted its own proposal to be considered at the 2010 Annual Meeting. Proceeding in this manner should help avoid a contested meeting, which could result in an expensive “proxy battle.” A contested meeting would make it more difficult and expensive for the Fund and its proxy solicitor to solicit votes on the Liquidation Proposal, which already was on the agenda for the 2010 Annual Meeting. The Fund’s 2009 Annual Meeting was contested. In addition, the Board considered that because of the importance of the Liquidation Proposal, and in order to avoid distraction by other proposals, holding the Special Meeting solely for the purpose of considering this proposal was desirable.

Western and Karpus have informed the Fund that each supports the Liquidation Proposal. Based on public filings made by Karpus on July 22, 2009 and by Western on September 14, 2009, Western and Karpus collectively own approximately 18.77% of the Fund’s outstanding common stock.

The Board determined to cancel the previously scheduled 2010 Annual Meeting, and schedule the Special Meeting, after Western and Karpus each indicated support for the Liquidation Proposal and a desire to proceed to a special meeting solely for the purpose of considering the Liquidation Proposal. The Fund had previously scheduled its 2010 Annual Meeting for the purpose of considering: (1) the election of directors; (2) a proposal to liquidate and dissolve the Fund; (3) a proposal from Karpus that the Fund conduct a tender offer for all of its outstanding shares; and (4) a proposal from Western recommending that the Fund’s Board be prohibited from retaining UBS Global AM and certain other entities as investment manager for the Fund. The Fund also had received notice of Western’s intent to nominate its own slate of individuals for election to the Fund’s Board at the 2010 Annual Meeting.

Western and Karpus support the proposed liquidation and dissolution
Western and Karpus support the Liquidation Proposal.

Each of Karpus and Western has indicated to the Fund an intention to vote in favor of the Liquidation Proposal if (i) the Special Meeting is held for the sole purpose of voting on the Liquidation Proposal—which it is and (ii) the Board unanimously recommends a vote in favor of the Liquidation Proposal—which it has. Western has indicated that in addition to these conditions, its support for the Liquidation Proposal is conditioned on the Fund’s retaining a proxy solicitor and causing the active solicitation of proxies in support of the Liquidation Proposal—which it is doing. Western indicated that if the conditions were met, Western would (in addition to voting its shares of the Fund in favor of the Liquidation Proposal) recommend to other persons with whom it has a relationship to vote their shares in favor of the Liquidation Proposal.

Finally, each of Karpus and Western has indicated that if the necessary shareholder vote on the Liquidation Proposal is not obtained and the 2010 Annual Meeting is held, each reserves the right to submit its shareholder proposal and have it considered by shareholders at that time. Western also informed the Fund that if the 2010 Annual Meeting is held, it intends to nominate its own slate of individuals for election to the Fund’s Board.

Mechanics of the proposed liquidation and dissolution
If the Liquidation Proposal is approved by shareholders, the liquidation and dissolution of the Fund would be effected in accordance with the terms of the Plan appended as Exhibit A hereto, which has been approved by the

Board and is summarized below. This summary is qualified in its entirety by reference to the Plan. Shareholders are urged to read the Plan in its entirety, as it describes:

•
The manner in which liquidation proceeds would be paid to shareholders. Each share of the Fund’s APS would be entitled to receive its full liquidation value plus an amount equal to accumulated but unpaid dividends, and each share of the common stock would be entitled to receive the then-current NAV per share of common stock of the Fund;

•	The process of delisting the Fund from the New York Stock Exchange (“NYSE”); and

•	The process of deregistering the Fund under the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and filing articles of dissolution with the State of Maryland.

If the Liquidation Proposal is approved by shareholders, the Plan would become effective as of the date of such approval. As soon as reasonably practicable thereafter, the Board would determine a “cessation date” after which the Fund would cease its business as an investment company and would not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, liquidating portfolio securities, discharging or making reasonable provision for the payments of all liabilities and distributing its remaining assets to shareholders.

Although under the Plan, the Board has the authority to change the Plan to facilitate the liquidation of the Fund, or to abandon the Plan if at any time it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders, the Board does not anticipate doing so absent compelling new circumstances under which a change in or abandonment of the Plan is necessary to prevent significant damage to the interests of the Fund and all of its shareholders.

Tax consequences of liquidation and dissolution
The following summary provides general information with regard to the federal income tax consequences to shareholders relating to receipt of liquidating distributions from the Fund pursuant to the provisions of the Plan. Shareholders should consult with their own tax advisors for advice regarding the application of current US federal tax law to their particular situation and with respect to potential state, local or other tax consequences of the Plan.

If the Liquidation Proposal is approved by shareholders and the Fund proceeds to liquidate and dissolve, the Fund intends to continue to satisfy all of the qualification requirements for taxation as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for its final taxable year, and therefore expects not to be taxed on any of the Fund’s capital gains realized from the sale of its assets or ordinary income that the Fund timely distributes to shareholders. Prior to making liquidating distributions to shareholders, the Fund intends to declare dividends necessary to satisfy the income and excise tax distribution requirements for its final taxable year, along with any undistributed net tax-exempt income, and to make any such distribution either prior to or at the time of the liquidating distributions.

Each shareholder who receives a liquidating distribution will generally recognize gain (or loss) for federal income tax purposes equal to the amount by which the liquidating distribution exceeds (or is less than) the shareholder’s tax basis on his or her liquidating Fund shares.

The Board, including the Independent Directors, unanimously recommends that shareholders vote
“FOR” the proposed liquidation.

Other information

Beneficial ownership of shares

[None of the current directors and executive officers (21 persons) beneficially owned any shares of the Fund’s common stock or APS at the close of business on December [15], 2009.]

The following is based upon a review of public filings. As of [December 29], 2009, management knew of the following persons who owned beneficially 5% or more of the common stock or auction preferred stock of the Fund:

		Amount and nature
		of beneficial		Percent of
Title of class	Name and address of beneficial owner	ownership		class*

Common Stock	Karpus Management Inc.	1,201,649		11.60%
	d/b/a Karpus Investment Management
	183 Sully’s Trail, Pittsford, NY 14534**

Common Stock	Western Investment LLC;	742,781	****	7.17	%****
	Including:
	Arthur D. Lipson;	742,782		7.17%
	Western Investment Hedged Partners L.P.;	222,512		2.15%
	Western Investment Activism Partners LLC;	24,496		0.24%
	Western Investment Total Return Partners L.P.;	221,365		2.14%
	Western Investment Total Return Fund Ltd.;	273,408		2.64%
	Benchmark Plus Institutional Partners, LLC;	61,061		0.59%
	Benchmark Plus Partners, LLC;	20,300		0.20%
	Benchmark Plus Management, LLC;	81,316		0.79%
	Robert Ferguson;	81,316		0.79%
	Scott Franzblau;	81,316		0.79%
	Robert H. Daniels;	0		0.00%
	Gerald Hellerman;	0		0.00%
	William J. Roberts	0		0.00%
	7050 S. Union Park Center, Suite 590, Midvale, UT 84047***

Auction Preferred Stock	UBS AG, for benefit of and on behalf of UBS Securities	531		33.19%
	LLC and UBS Financial Services Inc.
	Bahnhofstrasse 45, PO Box CH-8021
	Zurich, Switzerland†

Auction Preferred Stock	Morgan Stanley & Co. Incorporated	107		6.69%
	1585 Broadway, New York, NY 10036††

*	Percent of class is based on the number of shares outstanding as of [December 29], 2009.

**	Based on a Schedule 13D filed with the SEC with respect to the Fund on July 22, 2009 by Karpus Investment Management.

***	Based on a Schedule 13D filed with the SEC with respect to the Fund on September 14, 2009 by Western Investment LLC (“WILLC”).

****
As of the close of business on September 11, 2009, Western Investment Hedged Partners L.P. (“WIHP”), Western Investment Activism Partners LLC (“WIAP”), Western Investment Total Return Partners L.P. (“WITRP”) and Western Investment Total Return Fund Ltd. (“WITRL”), beneficially owned 222,512, 24,496, 221,365 and 273,408 shares, respectively, representing approximately 2.15%, 0.24%, 2.14% and 2.64%, respectively, of the shares outstanding. As the managing member of WIAP, the general partner of each of WIHP and WITRP and the investment manager of WITRL, WILLC may be deemed to beneficially own the 741,781 shares owned in the aggregate by WIHP, WIAP, WITRP and WITRL, constituting approximately 7.16% of the shares outstanding, in addition to the 1,000 shares it holds directly. As the managing member of WILLC, Mr. Lipson may be deemed to beneficially own the 742,781 shares beneficially owned by WILLC, in addition to the one share he owns directly, constituting approximately 7.17% of the shares outstanding. As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, WILLC, WIHP, WIAP, WITRP and WITRL (the “Western Entities”) may be deemed to beneficially own the 81,316 shares owned by Benchmark Plus Institutional Partners, LLC (“BPIP”), Benchmark Plus Partners, LLC (“BPP”) and Benchmark Plus Management, LLC (“BPM”) (the “Benchmark Entities”). The Western Entities disclaim beneficial ownership of such shares. As of the close of business on September 11, 2009, BPIP and BPP beneficially owned 61,016 and 20,300 Shares, respectively, constituting approximately 0.59% and 0.20%, respectively, of the shares outstanding. As the managing member of each of BPIP and BPP, BPM may be deemed to beneficially own the 81,316 shares owned in the aggregate by BPIP and BPP, constituting approximately 0.79% of the shares outstanding. As managing members of BPM, Messrs. Franzblau and Ferguson may each be deemed to beneficially own the 81,316 shares beneficially owned by BPM, constituting approximately 0.79% of the shares outstanding. As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Benchmark Entities may be deemed to beneficially own the 742,782 shares owned by the Western Entities and Mr. Lipson. The Benchmark Entities disclaim beneficial ownership of such shares. None of Messrs. Daniels, Hellerman or Roberts owns directly any shares. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Daniels, Hellerman and Roberts may be deemed to beneficially own the 824,098 shares beneficially owned in the aggregate by the Western Entities, the Benchmark Entities and Mr. Lipson. Messrs. Daniels, Hellerman and Roberts disclaim beneficial ownership of such shares.

†	Based on a Schedule 13G filed with the SEC with respect to the Fund on February 10, 2009 by UBS AG, for the benefit of and on behalf of UBS Securities LLC and UBS Financial Services Inc.

††	Based on a Schedule 13G filed with the SEC with respect to the Fund on February 17, 2009 by Morgan Stanley & Co. Incorporated.

Shareholder proposals

Any shareholder who wishes to submit proposals to be considered at the Fund’s 2010 Annual Meeting, should there be one, should send such proposals to the Secretary of the Fund at UBS Global Asset Management (Americas) Inc., UBS Tower, One North Wacker Drive, Chicago, IL 60606. The Fund’s 2010 Annual Meeting, should there be one, will occur more than 30 days after the anniversary of the date of the previous year’s meeting. Therefore, under the federal proxy rules, in order to be included in the Fund’s proxy materials and considered at that meeting, shareholder proposals must be received by the Fund within a reasonable time before the Fund begins to print and mail its proxy materials for the 2010

Annual Meeting (should there be one). The Fund would issue a press release with further details regarding such a meeting in advance of the record date for such a meeting. Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws and the informational requirements of the Fund’s Bylaws, as in effect from time to time.

Currency of information

Shareholders should note that information provided in this Proxy Statement is current only as of the dates indicated.

Solicitation of proxies

Your vote is being solicited by the Board. The cost of soliciting these proxies will be borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies.

In addition, the Fund has made arrangements with a professional proxy solicitation firm, Georgeson Inc., to assist with solicitation of proxies. The Fund anticipates that the cost of retaining Georgeson Inc. will be approximately $8,100, plus expenses. The Fund has agreed to indemnify Georgeson Inc. against certain liabilities, including liabilities arising under the federal securities laws.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, telecopy, electronic, oral or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from a proxy soliciting agent asking you to vote.

The directors and officers of the Fund, or regular employees and agents of UBS Global AM and UBS Financial Services Inc., may be involved in the solicitation of proxies. The Fund does not reimburse such persons for the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the meeting.

Important notice regarding the availability of proxy materials for the special meeting of shareholders to be held on February 23, 2010

This proxy statement is available free of charge on the Fund’s website at [http://www.ubs.com/1/e/globalam/Americas/globalamus/ globalamusii/ii_closed_end_funds.html].

Other business

Under Maryland law, the only matters that may be acted on at a special meeting of shareholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the proposal that the Fund be liquidated and dissolved, no other business may properly come before the Special Meeting. If any such procedural matter requiring a vote of shareholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

By order of the board of directors,

Mark F. Kemper
Vice President and Secretary

December [31], 2009

It is important that you execute and return your proxy promptly.

Exhibit A

Plan of Liquidation

INVESTMENT GRADE MUNICIPAL INCOME FUND INC.

FORM OF PLAN OF LIQUIDATION

          This Plan of Liquidation (the “Plan”) is adopted by Investment Grade Municipal Income Fund Inc. (the “Fund”), a Maryland corporation. The Fund is a closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, the “Code”) with respect to the Fund. The Plan is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with applicable law and the Fund’s Charter (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”).

          WHEREAS, a majority of the Fund’s Board of Directors (the “Board”), including a majority of its Directors who are not “interested persons” (as defined in the 1940 Act) (“Independent Directors”), has determined, on the basis of a recommendation from UBS Global Asset Management (Americas) Inc. (“UBS Global AM”), that the continuation of the Fund is not in the best interests of the Fund or its stockholders as a result of factors and events adversely affecting the ability of the Fund to conduct its business and operations; and

          WHEREAS, the Board, on behalf of the Fund, has determined that it is in the best interests of the Fund and its stockholders to liquidate and dissolve the Fund; and

          WHEREAS, the Board has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund pursuant to this Plan be submitted to stockholders of the Fund for approval;

          NOW THEREFORE, the liquidation and dissolution of the Fund will be carried out in the manner hereinafter set forth:

1.       Effective Date of Plan. The Plan will become effective upon its approval by the affirmative vote of the holders of the requisite number of outstanding shares of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan. The day of such approval is hereinafter the “Effective Date.”

2.       Liquidation. As promptly as reasonably practicable following the Effective Date, the Fund will be liquidated in accordance with Section 331 of the Code.

3.       Dissolution. As promptly as reasonably practicable, consistent with the provisions of the Plan, the Fund will be dissolved in accordance with the laws of the State of Maryland, the Charter and the Bylaws.

4.       Cessation of Business. As soon as is reasonably practicable after the Effective Date, the Board will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing the assets to stockholders of the Fund in complete liquidation of the Fund in accordance with the provisions of the Plan after the payment

A-1

to (or reservation of assets for payment to) all creditors of the Fund and discharging or making reasonable provisions for the Fund’s liabilities.

5.       Restriction on Transfer of Common Stock. The proportionate interests of common stockholders in the assets of the Fund will be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund will be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets will not be transferable, and the Fund’s common stock will cease to be traded on the New York Stock Exchange (“NYSE”).

6.       Notice to Stockholders. As soon as practicable after the Cessation Date, the Fund will provide notice to the Fund’s stockholders and other appropriate parties that this Plan has been approved by the Board and the stockholders, and that the Fund will be liquidating its assets and redeeming its shares.

7.       Payment of Debts. As soon as is reasonably practicable after the Effective Date, subject to the provisions of Section 11 hereof, the Fund will determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Fund and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown, prior to the date of the liquidating preference and liquidating distribution provided for in Sections 9 and 10 below.

8.       Liquidation of Assets. As soon as is reasonably practicable on or after the Effective Date, all portfolio securities of the Fund will be converted to cash or cash equivalents.

9.       Liquidation Preference for Preferred Shares. As soon as practicable after paying, or setting aside the amount to pay, liabilities pursuant to Section 7 above, the Fund will distribute to the holders of its auction preferred shares (“APS”) a liquidating preference in the amount of $50,000 per share, plus an amount equal to all unpaid dividends accrued to, and including the date fixed for, such distribution (excluding interest thereon) (the “Liquidation Preference”). Such preferred stockholders will be entitled to no further participation in any distribution or payment in connection with the liquidation or dissolution of the Fund.

If the assets of the Fund available for distribution among holders of all outstanding shares of preferred stock are insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets will be distributed among the holders of all outstanding shares of preferred stock ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until such payment in full has been made to the holders of all outstanding shares of preferred stock, no dividends or distributions will be made to holders of common shares of the Fund.

10.      Liquidating Distribution for Common Stock. As soon as reasonably practicable after paying, or setting aside the amount to pay, liabilities pursuant to Section 7 above and the Liquidation Preference pursuant to Section 9 above, the Fund will distribute pro rata to the Fund’s holders of common stock of record as of the close of business on the Cessation Date all of the remaining assets of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Cessation Date, including but not limited to, income dividends and capital gains distributions, if any, payable through the Cessation Date, and (ii) pay such contingent liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund’s books.

If the Fund is unable to make distributions to all of the Fund’s stockholders because of the inability to locate stockholders to whom liquidating distributions or a liquidation preference are payable, the Board may create, in the name and on behalf of the Fund, a fund or account with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such fund or account for the benefit of the stockholders that cannot be located. The expenses of such fund will be charged against the assets therein.

11.      Satisfaction of Federal Income and Excise Tax Distribution Requirements. The Fund will, by the Cessation Date, have declared a dividend or dividends which, together with all previous such dividends, will have the effect of distributing to the Fund’s stockholders all of the Fund’s income for the taxable years ending at or prior to the Cessation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Cessation Date (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

12.      Management and Expenses of the Fund. The Fund will bear all expenses incurred in connection with the carrying out of this Plan with respect to the Fund including, but not limited to, all printing, legal, accounting, transfer agency and custodian fees, and the expenses of any notices to, or meeting of, stockholders. Expenses incurred by the Fund in the ordinary course during the liquidation, including without limitation Fund transaction costs, will continue to be treated as Fund expenses.

13.      Power of Board of Directors. The Board and the officers of the Fund will have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers that may be necessary or appropriate to implement the Plan or that may be required by the provisions of the 1940 Act or any other applicable laws. The death, resignation or disability of any Director or any officer of the Fund will not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

14.      Delegation of Authority to the Fund’s Officers. The officers of the Fund, collectively or individually, may modify or extend any of the dates specified in this Plan for the taking of any action in connection with the implementation of the Plan (including, but not limited to, the Effective Date and the Cessation Date) if such officer(s) determine, with the advice of counsel, that such modification or extension is necessary or appropriate in connection with the orderly liquidation of the Fund or to protect the interests of the stockholders of the Fund.

15.      Amendment or Abandonment of Plan. The Board will have the authority to authorize or ratify such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effect the marshalling of the Fund’s assets and the dissolution, complete liquidation and termination of the existence of the Fund, and the distribution of the Fund’s net assets to stockholders in liquidation of the shares in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. The Board of Directors may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

16.      Filings. The Board hereby directs the officers of the Fund to make any necessary filings (including, without limitation, the completion and filing of Internal Revenue Service Form 966) relating to the dissolution of the Fund with the Internal Revenue Service and with any other taxing authority, the State of Maryland, the Securities and Exchange Commission or any other authority.

17.      De-registration under the 1940 Act. Following the Cessation Date, the Fund will prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund will also file, if required, a final Form N-SAR (a semi-annual report) with the SEC and perform any other action as is required by applicable law with respect to de-registration.

18.      Articles of Dissolution. Consistent with the provisions of the Plan, the Fund will be dissolved in accordance with the laws of the State of Maryland and the Fund’s Charter. As soon as the Board deems appropriate, the Fund will prepare and file Articles of Dissolution with and for acceptance for record by the State Department of Assessments and Taxation of Maryland.

19.      Fund Only. The obligations of the Fund entered into in the name or on behalf thereof by any of the Directors of the Fund, representatives or agents of the Fund are made not individually, but only in such capacities, and are not binding upon any of the Directors of the Fund, stockholders or representatives of the Fund personally, but bind only the assets of the Fund.

Investment Grade Municipal Income Fund Inc.

Investment Grade Municipal Income Fund Inc.

Notice of special meeting to be held on February 23, 2010 and proxy statement

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

P R O X Y	Investment Grade Municipal Income Fund Inc.
Common Stock Proxy

Special Meeting of Shareholders – February 23, 2010

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Investment Grade Municipal Income Fund Inc., a Maryland corporation (the “Company”), hereby appoints Keith A. Weller and Cathleen Crandall, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Company (the “Meeting”) to be held on February 23, 2010 at 10:00 a.m., Eastern time, on the 16th Floor of the CBS Building located at 51 West 52nd Street, New York, New York 10019-6114, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy on the reverse side and return it in the enclosed envelope to: Georgeson Inc., Wall Street Station, PO Box 1100, New York, NY 10269-0646.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
	SEE REVERSE SIDE	SEE REVERSE SIDE

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR proposal 1.

1.	To approve a proposal that the Fund be liquidated and dissolved pursuant to a Plan of	FOR	AGAINST	ABSTAIN
	Liquidation	☐	☐	☐

2.	To vote and otherwise represent the undersigned on any other matter that may properly come before the
Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Date , 201

Signature

Signature, if held jointly

Title or Authority

Please sign exactly as name(s) appears hereon. If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example: “ABC Corp., John Doe, Treasurer”

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

P R O X Y	Investment Grade Municipal Income Fund Inc.
Preferred Stock Proxy

Special Meeting of Shareholders – February 23, 2010

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Investment Grade Municipal Income Fund Inc., a Maryland corporation (the “Company”), hereby appoints Keith A. Weller and Cathleen Crandall, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Company (the “Meeting”) to be held on February 23, 2010 at 10:00 a.m., Eastern time, on the 16th Floor of the CBS Building located at 51 West 52nd Street, New York, New York 10019-6114, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy on the reverse side and return it in the enclosed envelope to: Georgeson Inc., Wall Street Station, PO Box 1100, New York, NY 10269-0646.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
	SEE REVERSE SIDE	SEE REVERSE SIDE

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR proposal 1.

1.	To approve a proposal that the Fund be liquidated and dissolved pursuant to a Plan of	FOR	AGAINST	ABSTAIN
	Liquidation	☐	☐	☐

2.	To vote and otherwise represent the undersigned on any other matter that may properly come before the
Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Date , 201

Signature

Signature, if held jointly

Title or Authority

Please sign exactly as name(s) appears hereon. If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example: “ABC Corp., John Doe, Treasurer”